UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2018

SteadyMed Ltd.

(Exact name of registrant as specified in its charter)

Israel	001-36889	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Oppenheimer Street
Rehovot 7670105, Israel
(Address of principal executive offices, including zip code)

925-272-4999
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Introductory Note

This Current Report on Form 8-K is being filed in connection with the completion on August 30, 2018 of the previously announced merger contemplated by the Agreement and Plan of Merger, dated as of April 29, 2018 (the “Merger Agreement”), by and among SteadyMed Ltd. (“SteadyMed” or the “Company”), United Therapeutics Corporation (“United Therapeutics”) and Daniel 24043 Ltd. Corporation (“Merger Sub”).  The Merger Agreement, which was approved by the Company’s stockholders on July 30, 2018, provides for the merger of Merger Sub with and into SteadyMed, with SteadyMed becoming a wholly-owned subsidiary of United Therapeutics and the surviving corporation of the merger (the “Merger”).

As a result of the consummation of the Merger, at the effective time of the Merger on August 30, 2018 (the “Effective Time”), (a) each outstanding ordinary share of the Company (the “Shares”) (other than any Shares held as treasury stock, all of which were cancelled) was converted into the right to receive (1) $4.46 in cash (“Closing Cash Consideration”), subject to applicable tax withholding, without interest, plus (2) one contractual contingent value right (each, a “CVR”), which represents the right to receive $2.63 in cash (“Contingent Consideration”) upon the achievement of a specified milestone (the “Milestone”), subject to applicable tax withholding, without interest, (b) each outstanding in-the-money SteadyMed stock option, whether vested or unvested, that was not exercised prior to the Effective Time was converted into the right to receive (1) a cash payment equal to (x) the excess, if any, of Closing Cash Consideration over the exercise price payable under such option, multiplied by (y) the total number of Shares subject to such option immediately prior to the Effective Time and (2) a number of CVRs equal to the total number of Shares subject to such option immediately prior to the Effective Time, (c) each outstanding out-of-the-money SteadyMed stock option, whether vested or unvested, that was not exercised prior to the Effective Time was converted into the right to receive a cash payment, if and when the Milestone is achieved, equal to (x) the excess, if any, of the sum of (1) the Closing Cash Consideration and (2) the Contingent Consideration actually payable per CVR over the exercise price payable under such option, multiplied by (y) the total number of Shares subject to such option immediately prior to the Effective Time (and any out-of-the-money options with an exercise price equal to or greater than $7.09 was cancelled at the Effective Time without any consideration payable therefor), (d) each outstanding SteadyMed restricted share unit, whether vested or unvested, was converted into the right to receive (1) a cash payment equal to (x) the Closing Cash Consideration, multiplied by (y) the total number of Shares subject to such restricted share unit and (2) a number of CVRs equal to the total number of Shares subject to such restricted share unit, (e) each outstanding warrant to purchase Shares, as amended, issued pursuant to subscription agreements dated April 20, 2017 (the “2017 Warrants”) was converted into the right to receive $2.33 for each Share subject to such warrant immediately prior to the Effective Time and (f) each outstanding warrant to purchase Shares, as amended, issued pursuant to subscription agreements dated July 29, 2016 (the “2016 Warrants” and together with the 2017 Warrants, the “Warrants”) was converted into the right to receive $2.71 for each Share subject to such warrant immediately prior to the Effective Time.

Holders of Shares that hold their Shares in book entry form on the books and records of the Company’s transfer agent and holders of Warrants will receive a letter of transmittal with detailed instructions, along with other forms, from the appointed paying agent, Continental Stock Transfer & Trust Co. (the “Paying Agent”), regarding the transfer of the book entry Shares and/or the evidence of the cancellation of their Warrants in exchange for the Merger consideration. For Shares held in street name by a broker, bank or other nominee, the broker, bank or other nominee will handle the exchange of Shares for shareholders and will provide them with any relevant instructions to effect the exchange.

The information set forth in this Current Report on Form 8-K about the Merger Agreement and the related transactions does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 30, 2018, and which is incorporated herein by reference.

Item 2.01.                                        Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note, Item 3.01 and Item 5.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 3.01.                                        Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 30, 2018, in connection with the completion of the Merger, the Company notified the Nasdaq Stock Market (“Nasdaq”) of the effectiveness of the Merger and requested that Nasdaq suspend trading of the Company’s Shares and file with the SEC a notification of removal from listing on Form 25 to delist the Shares from Nasdaq and deregister the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Trading of the Shares on Nasdaq was suspended prior to the opening of trading on August 30, 2018.

The Company intends to file with the SEC a certification and notice of termination on Form 15 requesting the termination of the registration of the Shares under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

Item 3.03.                                        Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note, Item 2.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01.                                        Changes in Control of Registrant.

As a result of the consummation of the Merger, a change of control of the Company occurred, and the Company became a wholly-owned subsidiary of United Therapeutics. United Therapeutics used available cash on hand to fund all amounts payable as a result of the Merger.

The information set forth in the Introductory Note and Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the Merger Agreement, as of the Effective Time, each of Jonathan M.N. Rigby, Keith Bank, Stephen J. Farr, PhD, Ron Ginor, M.D., Donald D. Huffman, Brian J. Stark and Elizabeth Cermak (the “Former Directors”) resigned as directors of the Company and, in connection therewith, the Former Directors also ceased serving on any committees of which such Former Directors were members.

Paul Mahon and James Edgemond were elected as directors of the Company as of the Effective Time. Committees of the board of directors have not been established.

Item 8.01.                                        Other Events

Because the Company is an Israeli company, Israeli withholding tax could be imposed on the proceeds payable in connection with the Merger to the holders of Shares and Warrants (collectively, “Holders”) and holders of the Company’s stock options and restricted stock units (such options and restricted stock units, collectively, the “Equity Instruments”).

As contemplated by the Merger Agreement, the Company applied for a withholding tax ruling, which was obtained on August 28, 2018 (“ITA Ruling”) from the Israel Tax Authority (“ITA”), and which sets forth specific procedures applicable to Holders in connection with obtaining exemptions from Israeli withholding tax in connection with the Merger.  The ITA Ruling provides for an exemption from Israeli withholding in certain circumstances, but imposes certain requirements on Holders and beneficial owners of Shares (“Beneficial Owners”) to establish their eligibility for the exemption.  The purpose of the disclosure in this Item 8.01 is to summarize those requirements imposed by the ITA for the exemption from Israeli withholding in connection with payment of consideration to Holders and Beneficial Owners in connection with the Merger.  Following the Effective Time, the Company will deliver instructions to holders of Equity Instruments regarding requirements imposed by the ITA under the ITA Ruling for the exemption from Israeli withholding in connection with payment of consideration with respect to such Equity Instruments.

Pursuant to the provisions of the ITA Ruling, non-Israeli registered Holders of Shares and Warrants and Beneficial Owners that hold Shares through non-Israeli brokers will be exempt from withholding taxes with respect to their Shares or the cancellation of their Warrants if such Holder or Beneficial Owner:

•                  purchased its Shares (if any) on or after March 9, 2015 (the date on which the Company first listed the Shares on Nasdaq);

•                  beneficially owns (directly or indirectly) less than 5% of the Company’s issued Shares; and

•                  if a registered Holder of Shares or a Warrant holder, will not receive aggregate payments with respect to its Shares, Warrants and Equity Instruments (including any the potential amount payable under the CVRs to be issued to such Holder) of more than $500,000 in connection with the Merger.

In addition, if a Holder holds Shares through an Israeli brokerage company, the shareholder may be eligible for an exemption from the Israeli withholding tax.

In order to qualify for the foregoing exemptions, the Holder or Beneficial Owner will be required to provide the Paying Agent with:

•                  certain declarations regarding their residency, the date on which the Shares, if any, were purchased and the ownership of the Shares and/or Warrants, in each case in the form to be delivered by the Paying Agent;

•                  if a registered Holder of Shares or a Holder of Warrants, a copy of such Holder’s passport or permanent residence permit; and

•                  if a registered Holder of Shares, a Holder of Warrants or an Israeli citizen, and the aggregate consideration payable to such Holder with respect to its Shares, Warrants, and Equity Instruments (including any the potential amount payable under the CVRs to be issued to such Holder) exceeds $100,000, a certificate of residency approved by the tax authority of such Holder’s country of residence.

If a Holder or Beneficial Owner (i) is a resident of Israel for Israeli income tax purposes or (ii) holds Warrants or Shares in registered form (a record holder) and the aggregate expected proceeds to such Holder or Beneficial Owner with respect to its Shares, Warrants and Equity Instruments (including any the potential amount payable under the CVRs to be issued to such Holder or beneficial owner) exceeds $500,000, then Israeli withholding tax will be imposed on the sales proceeds paid to such Holder or Beneficial Owner unless such Holder or Beneficial Owner applies to the ITA and obtains a withholding tax exemption.

The foregoing relates only to Israeli withholding tax.  Holders of Shares, Warrants and Equity Instruments may be required to submit other documentation (including IRS Form W-8 or W-9) to avoid U.S. income tax withholding that could apply to the Merger consideration to which a holder is entitled. Further information with respect to the ITA Ruling and related withholding procedures will be provided to Holders and to brokers that hold Shares as soon as possible after the Effective Time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEADYMED LTD.

	By:	/s/ David W. Nassif
Date: August 30, 2018		David W. Nassif
Chief Financial Officer